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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to use of our report dated March 8, 1996, except for Note 7, as to which the date is July 23, 1996 in the Registration Statement (Form S-1) Amendment No. 1 and related Prospectus of CEMAX-ICON, Inc. for the registration of 3,220,000 shares of its Common Stock.


     Our audits also included the financial statement schedule of CEMAX-ICON, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Palo Alto, California

August 13, 1996

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     The foregoing consent is in the form that will be signed upon completion of the 1-for 2.35 reverse stock split and reincorporation in Delaware described in
Note 7 to the financial statements.


Palo Alto, California

August 13, 1996



                                          ERNST & YOUNG LLP